Exhibit 99.1

Allison Announces Second Quarter 2026 Results

*	Net Sales of $1,566 million, up 92% year over year, including the addition of the Allison Off-Highway business unit acquired on January 1, 2026

*	Record quarterly net sales of $860 million for the Allison Transmission business unit

*	Net Income of $181 million, 12% of Net Sales

*	Diluted EPS of $2.15, Adjusted Diluted EPS of $2.73, up 8% year over year

*	Adjusted EBITDA of $404 million, 26% of Net Sales, up 29% year over year

INDIANAPOLIS, August 3, 2026 – Allison Transmission Holdings Inc. (NYSE: ALSN), today reported second quarter net sales of $1,566 million with an adjusted EBITDA margin of 26 percent and net cash provided by operating activities of $312 million.

David S. Graziosi, Chair, President and Chief Executive Officer of Allison commented, “In the Allison Transmission business unit, execution of our growth initiatives in the Defense end market and continued momentum in the North American truck market led to record quarterly net sales of $860 million for the second quarter. We also saw strong year over year growth in the Allison Off-Highway business unit, particularly in the Construction & Material Handling and Mining end markets as demand continues to rebound from trough levels. The Agriculture end market, although showing signs of recovery in certain segments and regions, has yet to inflect positively.”

Graziosi continued, “The successful integration of the Allison Off-Highway business unit, including capturing planned synergies and realizing the strategic benefits of the combined operations, remains a top priority. At the same time, Allison continues to execute across both business units, converting improving demand conditions into strong cash generation, reflected in record quarterly adjusted free cash flow of $281 million in the second quarter. Alongside repurchasing $46 million of our common stock and paying a quarterly dividend, we also made additional progress toward our leverage target by repaying the remaining $150 million outstanding under our revolving credit facility.”

Second quarter results include segment reporting for Allison Transmission, the Company’s legacy business, excluding certain costs now accounted for within the Allison Central Group, and Allison Off-Highway, the business acquired from Dana Incorporated on January 1, 2026. The Allison Central Group is a centralized cost center which includes certain functional costs that support the Company’s global operations.

Allison Consolidated Second Quarter Financial Results

Net sales for the quarter were $1,566 million, including the addition of $706 million in net sales for the Allison Off-Highway business unit.

Gross profit for the quarter was $515 million, an increase of $112 million from $403 million for the same period in 2025. The increase was principally driven by the addition of the Allison Off-Highway business unit. Gross margin for the quarter was 33 percent.

Selling, general and administrative expenses for the quarter were $168 million, an increase of $64 million from $104 million for the same period in 2025. The increase was principally driven by the addition of the Allison Off-Highway business unit. Selling general and administrative expenses for the second quarter include $9 million of one-time acquisition-related expenses.

Engineering – research and development expenses for the quarter were $56 million, an increase of $13 million from $43 million for the same period in 2025. The increase was principally driven by the addition of the Allison Off-Highway business unit, partially offset by reduced product initiatives spending in the Allison Transmission business unit.

1

Net income for the quarter was $181 million, a decrease of $14 million from $195 million for the same period in 2025. The decrease was principally driven by increased operating costs due to the acquisition of the Allison Off-Highway business unit, including increased depreciation and amortization expense. The year over year decrease in net income was also driven by higher interest expense, net, and unrealized mark-to-market adjustments for marketable securities. The decrease in net income was partially offset by increased gross profit driven by the addition of the Allison Off-Highway business unit. Diluted EPS for the second quarter was $2.15, a year over year decrease of 6 percent.

Excluding the effect of certain non-cash, non-recurring, infrequent or unusual items, including the costs associated with the acquisition of the Allison Off-Highway business unit, adjusted net income, a non-GAAP financial measure, was $229 million for the second quarter and adjusted diluted EPS was $2.73, a year over year increase of 8 percent.

Adjusted EBITDA, a non-GAAP financial measure, was $404 million for the second quarter, an increase of $91 million from $313 million for the same period in 2025. Adjusted EBITDA margin for the quarter was 26 percent.

Net cash provided by operating activities for the quarter was $312 million, a year over year increase of 70 percent. Adjusted free cash flow, a non-GAAP financial measure, for the quarter was $281 million, a year over year increase of 84 percent.

Allison ended the second quarter with nearly $400 million of cash and cash equivalents and $995 million of available borrowing capacity under its revolving credit facility. Allison ended the second quarter with total debt of $4,114 million and net debt of $3,715 million.

During the second quarter, Allison paid a quarterly dividend of $0.29 per share and repurchased $46 million of its common stock, with $1,125 million of authorization remaining under its stock repurchase program.

Allison Transmission Second Quarter Financial Highlights

Net sales for the quarter increased 6 percent from the same period in 2025, leading to record quarterly net sales of $860 million.

Gross profit for the quarter was $397 million, a decrease of $6 million from $403 million for the same period in 2025. The decrease was principally driven by unfavorable direct material costs and higher manufacturing expense, partially offset by price increases on certain products. Gross margin for the second quarter was 46 percent.

Selling, general and administrative expenses for the quarter were $75 million, an increase of $3 million from $72 million for the same period in 2025 when adjusting for allocations of certain selling, general and administrative expenses to the Allison Central Group. The increase was principally driven by increased commercial activities spending.

Engineering – research and development expenses for the quarter were $41 million, a decrease of $2 million from $43 million for the same period in 2025. The decrease was principally driven by reduced product initiatives spending.

Segment operating profit was $281 million, or 33 percent of net sales, for the second quarter. Adjusted EBITDA, a non-GAAP financial measure, was $318 million for the second quarter. Adjusted EBITDA margin for the quarter was 37 percent.

Allison Off-Highway Second Quarter Financial Highlights

Net sales for the quarter were $706 million.

Gross profit for the quarter was $118 million, representing 17 percent of net sales.

Selling, general and administrative expenses for the quarter were $56 million. Engineering – research and development expenses for the quarter were $15 million.

Segment operating profit was $47 million, or 7 percent of net sales, for the second quarter. Adjusted EBITDA, a non-GAAP financial measure, was $104 million for the second quarter. Adjusted EBITDA margin for the quarter was 15 percent.

2

Full Year 2026 Guidance Update

Given our second quarter results and improving conditions across our end markets, we are increasing our full year 2026 guidance provided to the market on May 4, 2026. Allison expects:

•	Consolidated net sales in the range of $5,800 to $6,000 million

•	Consolidated net income in the range of $600 to $700 million, subject to the completion of purchase price accounting associated with the acquisition of the Allison Off-Highway business unit

•

Net income guidance includes approximately $140 million of one-time, pre-tax expenses associated with the separation, integration and restructuring of the Allison Off-Highway business unit, including approximately $75 million of expenses related to the stepped-up basis in inventory. Net income guidance also includes $50 million of additional depreciation. Including one-time costs, the Allison Off-Highway acquisition is expected to be accretive to net income and diluted EPS in 2026

•	Consolidated adjusted EBITDA in the range of $1,465 to $1,575 million

•

Consolidated net cash provided by operating activities in the range of $1,025 to $1,125 million, including approximately $55 million of one-time cash outlays associated with the acquisition of the Allison Off-Highway business unit

•	Consolidated capital expenditures in the range of $260 to $280 million, including one-time separation and integration capital expenditures of approximately $30 million

•	Consolidated adjusted free cash flow in the range of $745 to $865 million

3

Conference Call and Webcast

The Company will host a conference call at 5:00 p.m. EDT on Monday, August 3, 2026 to discuss its second quarter 2026 results. The dial-in phone number for the conference call is +1-877-425-9470 and the international dial-in number is +1-201-389-0878. A live webcast of the conference call will also be available online at https://ir.allisontransmission.com.

For those unable to participate in the conference call, a replay will be available from 9:00 p.m. EDT on August 3 until 11:59 p.m. EDT on August 17. The replay dial-in phone number is +1-844-512-2921 and the international replay dial-in number is +1-412-317-6671. The replay passcode is 13761420.

About Allison

Allison (NYSE: ALSN) is a global leader in high-performance mobility and work solutions built for the needs of the modern industrial world. Allison operates through two business units: Allison Transmission and Allison Off-Highway Drive & Motion Systems. Headquartered in Indianapolis, Indiana, USA, the Company manufactures solutions which offer industry-leading value propositions across vital sectors such as infrastructure, mining, energy, agriculture, construction, transportation and national security. For over 110 years, Allison has been recognized as a reliable partner of choice, keeping essential industries moving anytime, in over 150 countries around the world. For more information, visit https://allisontransmission.com.

Forward-Looking Statements

This press release contains forward-looking statements. The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although forward-looking statements reflect management’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements speak only as of the date the statements are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to: the significant costs we are expected to incur in connection with the integration of the Off-Highway Drive & Motion Systems business of Dana Incorporated (now referred to as the “Allison Off-Highway Business”); our ability to successfully integrate the Allison Off-Highway Business and its operations in the expected time frame; our ability to realize all of the anticipated benefits from the integration of the Allison Off-Highway Business and its operations and to effectively manage our expanded operations; our participation in markets that are competitive; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments, competitive threats and changing customer needs, including with respect to electric hybrid and fully electric commercial vehicles; increases in cost, disruption of supply or shortage of labor, freight, raw materials, energy or components used to manufacture or transport our products or those of our customers or suppliers, including as a result of geopolitical risks, natural disasters, extreme weather events, wars and public health crises such as pandemics; global economic volatility; general economic and industry conditions, including the risk of prolonged inflation and recession; labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers or suppliers; the highly cyclical industries in which certain of our end users operate; uncertainty in the global regulatory and business environments in which we operate; the concentration of our net sales in our top five customers and the loss of any one of these customers; cybersecurity risks to our operational systems, security systems or infrastructure owned by us or our third-party vendors and suppliers; the failure of markets outside North America to increase adoption of fully automatic transmissions; the success of our research and development efforts, the outcome of which is uncertain; U.S. and foreign defense spending; risks associated with our international operations, including acts of war and increased trade protectionism and tariffs; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; our ability to identify, consummate and effectively integrate acquisitions and collaborations; and risks related to our indebtedness.

4

Use of Non-GAAP Financial Measures

This press release contains information about Allison’s financial results and forward-looking estimates of financial results that are not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their most directly comparable GAAP financial measures at the end of this press release. Non-GAAP financial measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

We use adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”) and adjusted EBITDA as a percent of net sales (“adjusted EBITDA margin”) to measure our operating profitability. We believe that adjusted EBITDA and adjusted EBITDA margin provide management, investors and creditors with useful measures of the operational results of our business and increase the period-to-period comparability of our operating profitability. Adjusted EBITDA margin is also used in the calculation of management’s incentive compensation program. The most directly comparable GAAP measure to adjusted EBITDA and adjusted EBITDA margin is net income or segment operating profit (loss) in the case of our segments and net income as a percent of net sales (“net income margin”) or segment operating profit (loss) as a percent of net sales in the case of our segments, respectively. Adjusted EBITDA is calculated as earnings before interest expense, net, income tax expense, amortization of intangible assets, depreciation of property, plant and equipment and other adjustments as defined by the Second Amended and Restated Credit Agreement dated as of March 29, 2019, as amended, governing Allison Transmission, Inc.’s term loans and revolving credit facility. Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net sales.

In addition, we believe adjusted net income, adjusted basic earnings per share attributable to common stockholders (“adjusted basic EPS”) and adjusted diluted earnings per share attributable to common stockholders (“adjusted diluted EPS”) provide management, investors and creditors with useful measures of our core business performance and trends and increase the period-to-period comparability of our results of operations. The most directly comparable GAAP measure to adjusted net income, adjusted basic EPS and adjusted diluted EPS is net income, basic earnings per share attributable to common stockholders (“basic EPS”) and diluted earnings per share attributable to common stockholders (“diluted EPS”), respectively. Adjusted net income is calculated as net income excluding the effect of certain non-cash, non-recurring, infrequent or unusual items such as: amortization related to acquired intangible assets, depreciation of the stepped-up basis in property, plant and equipment related to acquired assets, stepped-up basis in acquired inventory, stock-based compensation expense, acquisition-related expenses, impairment charges, other one-off adjustments and the tax effect of the adjustments. Adjusted basic EPS is calculated by dividing adjusted net income by the weighted average shares of common stock outstanding and adjusted diluted EPS is calculated by dividing adjusted net income by the diluted weighted average shares of common stock outstanding.

We use adjusted free cash flow to evaluate the amount of cash generated by our business that, after the capital investment needed to maintain and grow our business and certain mandatory debt service requirements, can be used for repayment of debt, stockholder distributions and strategic opportunities, including investing in our business. We believe that adjusted free cash flow enhances the understanding of the cash flows of our business for management, investors and creditors. Adjusted free cash flow is also used in the calculation of management’s incentive compensation program. The most directly comparable GAAP measure to adjusted free cash flow is net cash provided by operating activities. Adjusted free cash flow is calculated as net cash provided by operating activities after cash used for additions of long-lived assets.

Attachments

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Reconciliations of GAAP to Non-GAAP Financial Measures

•	Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year Guidance

Contacts

Jackie Bolles

Executive Director, Treasury and Investor Relations

jacalyn.bolles@allisontransmission.com

(317) 242-7073

Media Relations

media@allisontransmission.com

(317) 694-2065

5

Allison Transmission Holdings, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, dollars in millions, except per share data)

	Allison Transmission		Allison Off-Highway		Central Group Funtion		Consolidated
	Three months ended June 30,		Three months ended June 30,		Three months ended June 30,		Three months ended June 30,
	2026	2025	2026	2025	2026	2025	2026	2025
Net sales	$860	$814	$706	$—	$—	$—	$1,566	$814
Cost of sales	463	411	588	—	—	—	1,051	411

Gross profit	397	403	118	—	—	—	515	403
Selling, general and administrative	75	72	56	—	37	32	168	104
Engineering - research and development	41	43	15	—	—	—	56	43

Operating income (loss)	$281	$288	$47	$—	$(37)	$(32)	291	256

Interest expense, net							(54)	(22)
Other (expense) income, net							(9)	8

Income before income taxes							228	242
Income tax expense							(47)	(47)

Net income							$181	$195

Basic earnings per share attributable to common stockholders							$2.18	$2.32

Diluted earnings per share attributable to common stockholders							$2.15	$2.29

	Allison Transmission		Allison Off-Highway		Central Group Funtion		Consolidated
	Six months ended June 30,		Six months ended June 30,		Six months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025	2026	2025	2026	2025
Net sales	$1,593	$1,580	$1,379	$—	$—	$—	$2,972	$1,580
Cost of sales	840	799	1,211	—	—	—	2,051	799

Gross profit	753	781	168	—	—	—	921	781
Selling, general and administrative	140	137	112	—	73	54	325	191
Engineering - research and development	80	85	30	—	—	—	110	85

Operating income (loss)	$533	$559	$26	$—	$(73)	$(54)	486	505

Interest expense, net							(115)	(43)
Other (expense) income, net							(11)	13

Income before income taxes							360	475
Income tax expense							(67)	(88)

Net income							$293	$387

Basic earnings per share attributable to common stockholders							$3.53	$4.55

Diluted earnings per share attributable to common stockholders							$3.49	$4.50

6

Allison Transmission Holdings, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, dollars in millions)

	June 30, 2026	December 31, 2025
ASSETS
Current Assets
Cash and cash equivalents	$399	$1,495
Accounts receivable, net	911	333
Inventories	840	316
Other current assets	239	89

Total Current Assets	2,389	2,233
Property, plant and equipment, net	1,660	862
Intangible assets, net	1,607	794
Goodwill	2,812	2,075
Other non-current assets	249	118

TOTAL ASSETS	$8,717	$6,082

LIABILITIES
Current Liabilities
Accounts payable	$806	$190
Product warranty liability	65	34
Current portion of long-term debt	20	5
Deferred revenue	73	34
Other current liabilities	358	197

Total Current Liabilities	1,322	460
Product warranty liability	63	50
Deferred revenue	105	103
Long-term debt	4,094	2,885
Deferred income taxes	839	557
Other non-current liabilities	315	160

TOTAL LIABILITIES	6,738	4,215
TOTAL STOCKHOLDERS’ EQUITY	1,979	1,867

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$8,717	$6,082

7

Allison Transmission Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, dollars in millions)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$312	$184	$468	$365
Net cash used for investing activities (a) (b)	—	(33)	(2,616)	(59)
Net cash (used for) provided by financing activities	(224)	(132)	1,056	(316)
Effect of exchange rate changes on cash	—	6	(4)	7

Net increase (decrease) in cash and cash equivalents	88	25	(1,096)	(3)
Cash and cash equivalents at beginning of period	311	753	1,495	781

Cash and cash equivalents at end of period	$399	$778	$399	$778

Supplemental disclosures:
Interest paid	$(66)	$(33)	$(107)	$(60)
Income taxes paid	$(84)	$(93)	$(95)	$(95)
Interest received from interest rate swaps	$—	$2	$—	$4
(a) Business acquisition, net of cash acquired	$34	$—	$(2,529)	—
(b) Additions of long-lived assets	$(31)	$(31)	$(84)	$(57)

8

Allison Transmission Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited, dollars in millions)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net income (GAAP) plus:	$181	$195	$293	$387
Interest expense, net	54	22	115	43
Depreciation of property, plant and equipment	46	29	90	57
Income tax expense	47	47	67	88
Amortization expense	21	1	44	3
Recognition of the stepped-up basis in inventory (a)	—	—	63	—
Depreciation of the stepped up basis in property, plant and equipment (b)	18	—	31	—
Acquisition-related expenses (c)	9	15	26	24
Stock-based compensation expense (d)	10	8	17	14
Unrealized loss (gain) on marketable securities (e)	12	(5)	9	(8)
Unrealized loss on foreign exchange (f)	—	1	3	1
Loss associated with impairment of long-lived assets (g)	2	—	2	—
Other (h)	4	—	6	—

Adjusted EBITDA (Non-GAAP)	$404	$313	$766	$609

Net sales (GAAP)	$1,566	$814	$2,972	$1,580
Net income as a percent of Net sales (GAAP)	11.6%	24.0%	9.9%	24.5%
Adjusted EBITDA as a percent of Net sales (Non-GAAP)	25.8%	38.5%	25.8%	38.5%
Net cash provided by operating activities (GAAP)	$312	$184	$468	$365
Deductions to reconcile to Adjusted free cash flow:
Additions of long-lived assets	(31)	(31)	(84)	(57)

Adjusted free cash flow (Non-GAAP)	$281	$153	$384	$308

(a)	Represents the recognition of the stepped-up basis in inventory related to our acquisition of the Dana Off-Highw ay business (the “Acquisition”) (recorded in Cost of sales).
(b)	Represents depreciation of the stepped-up basis in property, plant and equipment related to the Acquisition (recorded in Cost of sales).
(c)	Represents expenses (recorded in Selling, general and administrative), primarily consulting and legal fees, related to the Acquisition.
(d)	Represents stock-based compensation expense (recorded in Selling, general and administrative).
(e)	Represents unrealized losses (gains) (recorded in Other (expense) income, net) related to an investment in the common stock of Jing-Jin Electric Technologies Co. Ltd.
(f)	Represents losses (recorded in Other (expense) income, net) on intercompany financing transactions for our facility in Chennai, India.
(g)	Represents a charge associated with the impairment of long-lived assets related to the production of certain electrified products.
(h)	Represents other adjustments as defined by the Second Amended and Restated Credit Agreement dated as of March 29, 2019 as amended.

9

Allison Transmission Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited, dollars in millions)

	Allison Transmission	Allison Off-Highway	Central Group Function	Consolidated
	Three months ended June 30,	Three months ended June 30,	Three months ended June 30,	Three months ended June 30,
	2026	2026	2026	2026	2025
Segment Operating Profit/(Loss) (GAAP)	$281	$47	$(37)	$291	$256
plus:
Depreciation of property, plant and equipment	31	15	—	46	29
Amortization expense	—	21	—	21	1
Acquisition-related expenses (a)	—	—	9	9	15
Depreciation of the stepped up basis in property, plant and equipment (b)	—	18	—	18	—
Stock-based compensation expense (c)	—	—	10	10	8
Loss associated with the impairment of long-lived assets (d)	2	—	—	2	—
Other (e)	4	3	—	7	4

Adjusted EBITDA (Non-GAAP)	$318	$104	$(18)	$404	$313

Net sales (GAAP)	$860	$706	$—	$1,566	$814
Segment Operating Profit/(Loss) as a percent of Net sales (GAAP)	32.7%	6.7%	—	18.6%	31.4%
Adjusted EBITDA as a percent of Net sales (Non-GAAP)	37.0%	14.7%	—	25.8%	38.5%

(a)	Represents expenses (recorded in Selling, general and administrative), primarily consulting and legal fees, related to the Acquisition.
(b)	Represents depreciation of the stepped-up basis in property, plant and equipment related to the Acquisition (recorded in Cost of sales).
(c)	Represents stock-based compensation expense (recorded in Selling, general and administrative).
(d)	Represents a charge associated with the impairment of long-lived assets related to the production of certain electrified products.
(e)	Represents gains and losses (recorded in Other (expense) income, net) to reconcile to Adjusted EBITDA.

	Allison Transmission	Allison Off-Highway	Central Group Function	Consolidated
	Six months ended June 30,	Six months ended June 30,	Six months ended June 30,	Six months ended June 30,
	2026	2026	2026	2026	2025
Segment Operating Profit/(Loss) (GAAP)	$533	$26	$(73)	$486	$505
plus:
Depreciation of property, plant and equipment	61	29	—	90	57
Amortization expense	1	43	—	44	3
Recognition of the stepped-up basis in inventory (a)	—	63	—	63	—
Acquisition-related expenses (b)	—	—	26	26	24
Depreciation of the stepped up basis in property, plant and equipment (c)	—	31	—	31	—
Stock-based compensation expense (d)	—	—	17	17	14
Loss associated with the impairment of long-lived assets (e)	2	—	—	2	—
Other (f)	(3)	10	—	7	6

Adjusted EBITDA (Non-GAAP)	$594	$202	$(30)	$766	$609

Net sales (GAAP)	$1,593	$1,379	$—	$2,972	$1,580
Segment Operating Profit/(Loss) as a percent of Net sales (GAAP)	33.5%	1.9%	—	16.4%	32.0%
Adjusted EBITDA as a percent of Net sales (Non-GAAP)	37.3%	14.6%	—	25.8%	38.5%

(a)	Represents the recognition of the stepped-up basis in inventory related to the Acquisition (recorded in Cost of sales).
(b)	Represents expenses (recorded in Selling, general and administrative), primarily consulting and legal fees, related to the Acquisition.
(c)	Represents depreciation of the stepped-up basis in property, plant and equipment related to the Acquisition (recorded in Cost of sales).
(d)	Represents stock-based compensation expense (recorded in Selling, general and administrative).
(e)	Represents a charge associated with the impairment of long-lived assets related to the production of certain electrified products.
(f)	Represents gains and losses (recorded in Other (expense) income, net) to reconcile to Adjusted EBITDA.

10

Allison Transmission Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited, dollars in millions)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net income (GAAP)	$181	$195	$293	$387
plus:
Recognition of the stepped-up basis in inventory (a)	—	—	63	—
Amortization expense	21	1	44	3
Depreciation of the stepped up basis in property, plant and equipment (b)	18	—	31	—
Acquisition-related expenses (c)	9	15	26	24
Stock-based compensation expense (d)	10	8	17	14
Loss associated with impairment of long-lived assets (e)	2	—	2	—
Income tax effect on adjustments (f)	(12)	(5)	(31)	(8)

Adjusted net income (Non-GAAP)	$229	$214	$445	$420

Basic EPS (GAAP)	$2.18	$2.32	$3.53	$4.55

Diluted EPS (GAAP)	$2.15	$2.29	$3.49	$4.50

Adjusted basic EPS (Non-GAAP) (g)	$2.76	$2.55	$5.36	$4.94

Adjusted diluted EPS (Non-GAAP) (g)	$2.73	$2.52	$5.30	$4.88

(a)	Represents the recognition of the stepped-up basis in inventory related to the Acquisition (recorded in Cost of sales).
(b)	Represents depreciation of the stepped-up basis in property, plant and equipment related to the Acquisition (recorded in Cost of sales).
(c)	Represents expenses (recorded in Selling, general and administrative), primarily consulting and legal fees, related to the Acquisition.
(d)	Represents stock-based compensation expense (recorded in Selling, general and administrative).
(e)	Represents a charge associated with the impairment of long-lived assets related to the production of certain electrified products.
(f)	Represents the income tax effect on the adjustments calculated by applying our effective tax rate.
(g)

Adjusted basic EPS and Adjusted diluted EPS are Non-GAAP financial measures and are defined as Adjusted net income divided by the weighted-average common shares outstanding and diluted weighted average shares outstanding, respectively, for the period. The weighted-average common shares outstanding and diluted weighted-average common shares outstanding are the same as those used in calculating the comparable GAAP measures.

11

Allison Transmission Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year Guidance

(Unaudited, dollars in millions)

	Guidance
	Year Ending December 31, 2026
	Low	High
Net income (GAAP)	$600	$700
plus:
Income tax expense	135	185
Depreciation of property, plant and equipment (a)	255	245
Interest expense, net	220	210
Amortization of intangible assets	80	80
Recognition of the stepped-up basis in inventory (b)	75	75
Acquisition-related expenses (c)	45	35
Stock-based compensation expense (d)	30	30
Unrealized gain on marketable securities (e)	(10)	(10)
Restructuring & One-Time expenses (f)	30	20
Other (g)	5	5

Adjusted EBITDA (Non-GAAP)	$1,465	$1,575

Net cash provided by Operating activities (GAAP)	$1,025	$1,125
Deductions to reconcile to Adjusted free cash flow:
Additions of long-lived assets (h)	$(280)	$(260)

Adjusted free cash flow (Non-GAAP)	$745	$865

(a)	Includes depreciation of the stepped-up basis in property, plant and equipment related to the Acquisition (recorded in Cost of sales).
(b)	Represents the recognition of the stepped-up basis in inventory related to the Acquisition (recorded in Cost of sales).
(c)	Represents expenses (recorded in Selling, general and administrative), primarily consulting and legal fees, related to the Acquisition.
(d)	Represents stock-based compensation expense (recorded in Cost of sales, Selling, general and administrative, and Engineering — research and development).
(e)	Represents gains (recorded in Other (expense) income, net) related to an investment in common stock of Jing-Jin Electric Technologies Co. Ltd.
(f)	Includes one-time restructuring costs, minority interest and one-time employee retention costs.
(g)	Represents other adjustments as defined by the Second Amended and Restated Credit Agreement dated as of March 29, 2019 as amended.
(h)	Includes one-time Acquisition-related investments.

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